Exhibit 10.j





                                  EXHIBIT 10(j)

                              CONSULTING AGREEMENT


          CONSULTING AGREEMENT (the "Agreement") dated as of November 1, 1995 (the "Effective Date") by and between De TOMASO INDUSTRIES, INC., a Maryland corporation (the "Company"), and COMO CONSULTANTS LIMITED ("Consultant") with respect to the services of MARIO TOZZI-CONDIVI ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company wishes to engage Consultant to provide the services of Executive in an executive capacity and Consultant is desirous of being so engaged;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1.   Consultancy, Duties and Acceptance.
               -----------------------------------

               (a)  The Company hereby engages Consultant for the Term
(as hereinafter defined) to cause Executive to render such services to the Company and to hold such offices of the Company as is set forth in Exhibit A hereto.

               (b) Consultant shall cause Executive to devote substantially all of his working time, attention and energies to the performance of the business of the Company and its Affiliates; and Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company and its Affiliates, except those duties or pursuits specifically authorized by the Board of Directors (the "Board") of the Company, and except as set forth in Exhibit A.

               (c) The principal place for the performance of Executive's services hereunder shall at all times during the Term be in the greater New York, New York area, and/or Milan, Italy or such other locations as are mutually acceptable to Executive and the Company.

               (d) Consultant hereby accepts such engagement and agrees to cause Executive to render the services described above.

          2.   Term of Consulting.
               -------------------

          The initial period of Consultant's engagement under this Agreement is as set forth in Exhibit A. This Agreement shall automatically be renewed on the same terms for successive one-year periods (the initial period and, if the period of consulting is so renewed such additional period(s) of consulting are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable period.

          3.   Compensation and Benefits.
               --------------------------

               (a) As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay Consultant during the Term such consulting fee as is set forth in Exhibit A (the "Consulting Fee"). The Consulting Fee shall be payable in such installments as is the policy of the Company with respect to executive employees of the Company. Executive confirms that some or all of his Salary may be paid and some or all of his benefits may be provided by subsidiaries or Affiliates of the Company if he provides services hereunder for them, provided that in such case the Company shall guarantee payment.

               (b) Consultant may receive increases in Consulting Fee and bonuses on such dates, in such amounts and on such other terms as may be determined by the Board in its sole discretion.

               (c) The Company shall pay or reimburse Consultant for all reasonable expenses, actually incurred or paid by Consultant during the Term in the performance of the consulting services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it reasonably may require.

               (d) Executive shall be eligible under any incentive plan, stock option plan, stock award plan, bonus, participation or extra compensation plan, pension, group insurance or other so-called "fringe" benefits, if any, which the Company generally provides for its executives.

               (e) At the request of the Consultant, the Company shall use its best efforts to provide to Consultant medical insurance for Executive with coverage reasonably satisfactory to Consultant, the cost thereof to be charged against the Consulting Fee.

               (f) In the event that the Company obtains group life and/or disability insurance covering its executives generally, Executive shall be included under such group plans, if permitted thereunder.

               (g) Subject to fulfillment of his duties hereunder, Executive shall be entitled to vacation time in accordance with the vacation policy of the Company.

               (h) Executive shall be entitled to the same level of coverage (as determined from time to time by the Board) under such directors' and officers' liability insurance policies, and insurance for its employees against claims arising in connection with allegations of libel, if any, or other arrangements as are available to senior executive officers and directors of the Company or its Affiliates, to the fullest extent permitted by the existing By-Laws of any such company. Additionally, the Company shall indemnify and hold Executive harmless, to the fullest extent permitted by the laws of the State of the Company's incorporation, from and against all claims, demands, costs, charges and expenses (including reasonable attorneys' fees) whatsoever or howsoever incurred or sustained by Executive or his legal representatives in connection with any action, suit or proceeding, whether or not groundless, to which he or his legal representatives may be made a party by reason of his being or having been an officer, director or employee of the Company or any of its Affiliates. This sub-section shall survive the termination of this Agreement.

                    (i) The Consultant shall be entitled to such additional benefits as are set forth in Exhibit A.

               4.   Confidentiality.
                    ----------------

               (a) Each of Consultant and Executive shall not, during the Term of this Agreement, or at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known (other than (i) as is reasonably required in the regular course of the consulting services, including disclosures to the Company's advisors and consultants, (ii) as required by law or (iii) with the prior written consent of the Board of Directors), to any person, firm or corporation, any confidential information acquired during the course of, or as an incident to, the rendering of services hereunder, relating to the Company or any of its subsidiaries, any client, investor, corporate partner, or joint venturer of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by the Company or its subsidiaries or, to the knowledge of Consultant or Executive, by any of the other persons or entities listed above, or in which the Company or any of its subsidiaries or, to the knowledge of Consultant or Executive, any of the other persons or entities listed above, has a beneficial interest. Such confidential information shall include, but shall not be limited to, business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which becomes publicly available other than pursuant to a breach of this Section 4 by Consultant or Executive.

               (b) All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company and upon termination of this Agreement with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Consultant's or Executive's possession or control shall be returned and left with the Company.

          5.   Non-Competition; Non-Interference.
               ----------------------------------

          Consultant agrees that during the Term and during the period of the greater of (i) two years following the termination of Consultant's engagement hereunder or (ii) the balance of the Term, (the "Non-Competition Period"), Consultant shall not, and Consultant shall take all action required to insure that Executive does not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with (collectively, a "Relationship"), any entity which provides services or intends to provide services which are competitive with any services provided by the Company or any of its subsidiaries, to any customer, client or account of the Company or any of its subsidiaries or to any party which was a customer, client or account of the Company or any of its subsidiaries at any time during the Term or to any prospective customer, client or account which the Company or any of its subsidiaries has solicited or for which the Company has made a proposal, during the 12 months preceding the commencement of the Non-Competition Period; provided, however, that Consultant and Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company and; provided, further, that Consultant and Executive shall not be prohibited from having a Relationship (after termination of Executive's employment) with any subsidiary or division of any entity which does not engage or propose to engage in any of the activities from which Consultant and Executive are precluded as set forth above, notwithstanding that subsidiaries or divisions of such entity may be engaged in such activities (subject to continued compliance with the confidentiality obligations contained in Section 4). In addition, Consultant shall not, and Consultant shall take all action required to insure that Executive does not, directly or indirectly, during the Non-Competition Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or have a Relationship with any company or business which solicits, interferes with or entices from the Company any employee (or former employee) of the Company or of any subsidiary of the Company or which employs any manager (or former manager) of the Company or any of its subsidiaries.

          6.        Injunction and Enforceability of Covenants.
                    -------------------------------------------

                    (a) If Consultant or Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 4, 5 or 9 hereof, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having appropriate jurisdiction over the parties, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

               (b) If any of the covenants contained in Section 4, 5 or 9 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable by a court of appropriate jurisdiction over the parties, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

               (c) If any of the covenants contained in Section 4, 5 or 9 hereof, or any part thereof, is held to be unenforceable by a court of appropriate jurisdiction over the parties, because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

               (d) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 4, 5 and 9 hereof upon the courts of any country, state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any country, state or other jurisdiction within the geographical scope of such other covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

               (e) The existence of any claim or cause of action by Consultant or Executive against the Company or any Affiliate of the Company shall not constitute a defense to the enforcement by the Company of the covenants contained in Sections 4, 5 and 9 hereof, but such claim or cause of action shall be litigated separately.

          7.   Termination.
               ------------

               (a) The Company may terminate this Agreement upon written notice to Consultant if Executive acts, or fails to act, in a manner that provides Cause for termination. For purposes of this Agreement, the term "Cause" means
(1) the willful and continuing neglect by Executive of his duties or obligations hereunder (other than breaches of the covenants set forth in Sections 4, 5 and 9 hereof which breaches are governed by clause (7) below); provided,
                                                         --------
however, that any such neglect shall constitute "Cause" hereunder only if such
- -------
neglect remains uncured for a period of 30 days after written notice describing the same is given to the Executive; and provided, further, that isolated,
                                        --------  -------
insubstantial or non-material neglect or failure shall not constitute Cause hereunder; (2) the willful refusal by Executive to comply with the lawful instructions or directions of the party to whom Executive reports hereunder, provided, however, that any such refusal shall constitute "Cause" hereunder only
          -------
if such instructions or directions are in respect of matters which may be properly required of Executive hereunder and only if such refusal continues for a period of more than 5 days after written notice describing same is given to the Executive; (3) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any felony under the laws of any country or political subdivision thereof, involving theft, embezzlement or moral turpitude; (4) Executive's performance of any act which would constitute a crime or offense involving money or property of the Company or any of its subsidiaries, or would constitute a felony in the jurisdiction in which such act occurred, regardless of whether or not the Executive is prosecuted; (5) any attempt by Executive improperly to secure any personal profit in connection with the business of the Company or any of its subsidiaries, (6) chronic alcoholism or drug addiction; or (7) any breach by Executive of the terms of Sections 4, 5 or 9 of this Agreement; provided such breach continues uncured for 10 days after
                        --------
written notice of such breach is given by the Company to Executive.

               (b) Consultant may terminate this Agreement on written notice to the Company if any one or more of the following shall occur:

                    (1) a material breach of the terms of this Agreement by the Company, which breach continues uncured for 30 days after written notice thereof is first given;

                    (2) a material breach by the Company of any other material agreement with Consultant, which breach continues for 30 days after written notice thereof is first given.

               (c)  This Agreement shall terminate upon:

                    (1) Executive's death during the Term; provided, however, that Consultant shall be entitled to receive the Consulting Fee through the last day of the month in which Executive's death occurs.

                    (2) Executive becoming physically or mentally disabled so that he is unable substantially to perform his services hereunder for (a) a period of 60 consecutive days, or (b) for shorter periods aggregating 120 days during any twelve month period during the Term. Notwithstanding such disability the Company shall continue to pay Consultant the Consulting Fee through the date of such termination.

                    (3)  As provided in Exhibit A.


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






                    (d) Upon any termination of this Agreement for any reason, with or without Cause, whether by the Company or by Consultant, Executive shall be deemed to have resigned from all positions held by him as an officer and/or director of the Company and all of its subsidiaries.

                    (e) All determinations of Cause by the Company pursuant to this Section 7 and all determinations by the Company not to renew this Agreement pursuant to Section 2 hereof shall be made by the vote of a majority of the entire Board of Directors. If the Consultant disagrees with the Company's determination that Cause exists, or if the Company disagrees with the Consultant's determination that it may terminate this Agreement under Section 7(b), then such determination shall be subject to review and resolution in accordance with Section 13 and the Company shall continue to pay Consultant all amounts payable hereunder while such disagreement is being resolved, provided that if the disagreement is resolved adversely to the Consultant, then Consultant shall be required to repay to the Company such amount as is so determined and provided further that the Company shall not be obligated to make such payments while the disagreement is being resolved unless the Consultant delivers to the Company security for such repayment obligation, reasonably satisfactory to the Board.

          8.   Consulting Fee Continuation.
               ----------------------------

          In the event that this Agreement is terminated (i) by the Company at any time (other than at the end of the Term) for any reason which would not constitute Cause (as defined above) (and other than disability or death), which termination shall be on thirty (30) days' prior written notice to Consultant or
(ii) by the Consultant under Section 7(b), the Company shall pay Consultant for a period equal to the remainder of the then current Term (such period being herein referred to as the "Consulting Fee Continuation Period"), the Consulting Fee at the then current rate, payable in such installments as the Company customarily paid Consultant, and continue to allow Consultant to participate in the Company's health insurance and disability insurance programs, if any, to the extent permitted under such programs, during the Consulting Fee Continuation Period. Consultant shall not be obligated to seek or assume other employment, and shall not otherwise be obligated to take any action to mitigate damages, nor shall the amount of compensation paid to Consultant or Executive from any other engagement affect the amount payable by the Company hereunder.

          9.   Inventions Discovered by Executive.
               -----------------------------------

          Consultant shall cause Executive to promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable, whether or not copyrightable, in the Company's Field of Interest (collectively, "Inventions") made, conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder. Consultant hereby assigns to the Company all of its right, title and interest in and to any such Inventions. During and after the Term, Consultant shall cause Executive to execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents and copyrights in any and all countries on such Inventions. Consultant hereby irrevocably designates the counsel to the Company (or such other person as the Company may designate from time to time) as its agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 9 shall survive the termination of this Agreement.

          10.  Indemnification.
               ----------------

The Consultant and Executive shall jointly and severally indemnify the Company, to the maximum extent permitted by applicable law, against all costs, damages and expenses incurred by the Company as a result of the breach by either of them of their obligations contained in this Agreement.

          11.  Representations and Agreements of Consultant.
               ---------------------------------------------

               (a) Consultant represents and warrants that Consultant is free to enter into this Agreement and Executive and Consultant are fee to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of the services required hereunder.

               (b) Consultant agrees to cause Executive to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, if the Company so desires, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

          12.  Definitions.
               ------------

         As used herein, the following terms have the following meanings:

          (1) "Affiliate" means and includes any person, corporation or other entity controlling, controlled by or under common control with the corporation in question.
          (2) "Company's Field of Interest" means the businesses of the Company as described in such Business Plan as the Board of Directors from time to time establishes and in subsequent disclosures during the consulting engagement hereunder.

          13.  Arbitration.
               ------------

               Any controversy or claim arising out of or relating to this Agreement or the breach thereof (other than disputes with respect to alleged violations of the covenants contained in Sections 4, 5 and 9 hereof, and the Company's pursuit of the remedies described in Section 6 hereof in connection therewith) shall be settled by arbitration. Such arbitration is to be administered by, and conducted in Milan in accordance with the rules then obtaining of the International Chamber of Commerce and the arbitrators are to be selected in accordance with such rules. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction. The award of the arbitrators shall be final and binding. The party which prevails in any such arbitration shall be reimbursed the cost of attorneys fees and experts and other costs and expenses incurred in connection therewith.

          14.  Notices.
               --------

               All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):


                  If to the Company:


                  De Tomaso Industries, Inc.
                  P.O. Box 856
                  107 Monmouth Street
                  Red Bank, New Jersey  07701
                  Telephone:   (908) 842-7200
                  Fax:         (908) 842-1219


                  with a copy to:


                  Howard E. Chase
                  750 Lexington Avenue
                  New York, New York  10022

                  Telephone:    (212) 735-8679
                  Fax:          (212) 735-8708

                  and with another copy to:

                  De Tomaso Industries, Inc.
                  Via Fieno, 8
                  20123 Milano, Italy
                  Attention:  Francesco Pugno Vanoni, Chairman of the Board
                  Telephone:    (011 39 02) 72010144
                  Fax:          (011 39 02) 72010136

                  If to Executive:

                  See Exhibit A


          15.  General.
               --------

               (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

               (b) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

               (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more or continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

               (d) This Agreement shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto.


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






                    (e) If this Agreement is translated into Italian or any other language, the English version shall be controlling.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               De TOMASO INDUSTRIES, INC.


                                               By:______________________________



                                               COMO CONSULTANTS LIMITED


                                               By:______________________________

CONFIRMED, CONSENTED TO AND
AGREED TO IN ALL RESPECTS:


_________________________________________
    Mario Tozzi-Condivi ("Executive")

                        EXHIBIT A TO CONSULTING AGREEMENT
                                     BETWEEN
                            DETOMASO INDUSTRIES, INC.
                                       AND
                            COMO CONSULTANTS LIMITED



                    The following numbered paragraphs correspond to the numbered paragraphs of the Consulting Agreement to which this Exhibit A is attached.

          1(a) The Executive shall serve as Vice-Chairman of the Board and Chairman of the Executive Committee and shall perform such duties commensurate with such offices as the Board shall reasonably direct him to perform, which duties shall be consistent with the provisions of the By-Laws in effect on the date hereof that relate to such offices. The Executive shall report to the President of the Company. The Executive shall also perform such services for the Company's subsidiaries, consistent with the foregoing level of responsibility, as may, from time to time, be designated by the Company.

          1(b) Executive shall accept election and serve during all or any part of the Term as a director of the Company if elected to such position by the shareholders of the Company, and of any direct or indirect subsidiary of the Company if elected to such position by the Company, without any compensation therefor other than that specified in this Agreement. The Company shall use its best efforts to cause Executive to be elected as a director of the Company during the Term and shall include him in the management slate for election as a director at every shareholders meeting during the Term at which his term as a director would otherwise expire.

          2. The initial period of the Term shall be five (5) years commencing on the Effective Date.

          3(a) The Executive's base salary shall be at an annual rate of US$185,000, which amount shall automatically increase on each anniversary of the Effective Date hereof by the percentage increase during such then-ended 12 month period in the Consumer Price Index (or comparable index for changes in the "cost-of-living") for the Milan, Italy metropolitan area.

          3(i) The Company shall make available to Executive the use of an apartment or other suitable living accommodations in Milan, Italy, reasonably acceptable to Executive, and all costs related thereto, including, without limitation, rent, furniture and furnishings, and utilities shall be borne by the Company.

          7(c)(3) If, on December 31, 1996 the Company's common stock is not "publicly traded" (which shall mean that the common stock is included in the NASDAQ interdealer quotation system, Small Capitalization or National, or listed on a U.S. stock exchange), then unless on or before December 31, 1996, the Company has filed such documents and/or taken such other action as is necessary to cause such common stock to resume being publicly traded, the Company may, at its option, terminate the Consultant's engagement hereunder by notice thereof given not later than January 31, 1997, such termination to be effective as of April 30, 1997; provided that the foregoing shall not apply if the Company has "gone private" (as provided in Rule 13e-3 of the Rules and Regulations under the Securities Exchange Act of
1934). If, during the 20 trading days preceding December 31, 1997, the average of the last sale prices of the Company's common stock as quoted on the NASDAQ interdealer quotation system or as reported by any U.S. stock exchange on which the Company's common stock is listed, is less than $12.50 per share, then the Company may, at its option, terminate the Consultant's engagement hereunder by notice thereof given not later than January 31, 1998, such termination to be effective on October 31, 1998; provided that if between the date hereof and December 31, 1997 the Company shall (i) pay a dividend in common stock or make a distribution in common stock, (ii) subdivide its outstanding common stock, (iii) combine its outstanding common stock into a smaller number of shares of common stock, (iv) effect any increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, or (v) issue by reclassification of its common stock other securities of the Company, then such average quoted or listed last sale price shall be adjusted to such per share price as would have been applicable had the events described in clauses (i),
(ii) (ii), (iv) and (v) not occurred. The provisions of paragraph 5 (Non-competition and Non-Interference) and of paragraph 8 (Salary Continuation) shall not be applicable to a termination under this paragraph 7(c)(3).

         14.      Notices to the Consultant:

                  Como Consultants Limited
                  Balla Villey
                  Arragon Lane Santon
                  Isle of Man, Channel Islands
                  IM4 1HT
                  Attention:  Mario Tozzi-Condivi
                  Telephone:   011-44-1624-825-036
                               011-44-1624-824-968
                  Fax:         011-44-1624-825-865



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